NSAR ITEM 77O

                                  VK ENTERPRISE
                               10f-3 Transactions

UNDERWRITING #           UNDERWRITING               PURCHASED FROM      AMOUNT OF SHARES    % OF UNDERWRITING     DATE OF PURCHASE
                                                                            PURCHASED
   1                 Keebler Foods Company          Merrill Lynch            15,800                0.098%             01/20/99
   2             Entercom Communications Corp.      Goldman Sachs             4,700                0.034%             01/28/99
   3              Level 3 Communications Inc.        J.P. Morgan              2,500                0.010%             03/03/99
   4                   Republic Services          Deutsche Bank Sec.         28,600                0.029%             04/29/99
   5               Goldman Sachs Group, Inc.        Goldman Sachs             4,500                0.015%             05/03/99
   6                  The Seagram Company           Merrill Lynch            13,700                0.037%             06/15/99
   7                   Devon Energy Corp.           Dain Rauscher             2,700                0.027%             09/21/99
   8              Charter Communications, Inc.      Goldman Sachs            12,300                0.007%             11/08/99
   9              United Parcel Service, Inc.       Merrill Lynch             3,500                0.003%             11/09/99


Other Principal Underwriters for #1
-----------------------------------
Credit Suisse First Boston
Merrill Lynch & Co.
Donaldson, Lufkin & Jenrette
Warburg Dillon Read LLC
Lehman Brothers

Other Principal Underwriters for #2
-----------------------------------
Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
BancBoston Robertson Stephens Inc.
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC
Lazard Freres & Co. LLC
NationsBanc Montgomery  Securities LLC.
Warburg Dillon Read LLC
Dain Rauscher Wessels,
Kirkpatrick Pettis, Smith, Polian Inc.
The Robinson-Humphrey Company

Other Principal Underwriters for #4
-----------------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Deutsche Bank Securities Inc.
Bear, Stearns & Co. Inc.
CIBC Oppenheimer Corp
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.

Other Principal Underwriters for #5
-----------------------------------
Goldman, Sachs & Co.
Bear,Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.
Sansford C. Bernstein & Co., Inc.
Schroder & Co. Inc.

Other Principal Underwriters for #9
-----------------------------------
Morgan Stanley & Co. Incorporated
Goldman Sachs & Co.
Merrill Lynch Pierce Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Warburg Dillon Read LLC